UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2005

TECTONIC NETWORK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-36198	22-3038309
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 Perimeter Center Terrace N.E.

Suite 900

Atlanta, Georgia 30346

(Address of Principal

Executive Offices)

(770) 804-6430

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, Tectonic Network, Inc. (the "Company") and its wholly-owned subsidiary, Tectonic Solutions, Inc. ("Tectonic Solutions") entered into an Asset Purchase Agreement with Boston Equities Corporation ("Boston Equities") and Tectonic, Inc. (“Acquisition Sub”), as amended by Amendments No. 1, No. 2 and No. 3 to the Asset Purchase Agreement (as so amended, the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, the Company and Tectonic Solutions agreed to sell the tangible and intangible assets used in their information management services and software development business to Acquisition Sub.

The Company, Tectonic Solutions, Boston Equities and Acquisition Sub entered into Amendment No. 4 to the Asset Purchase Agreement ("Amendment No. 4"), dated as of December 19, 2005. Pursuant to Amendment No. 4, the Asset Purchase Agreement was amended to extend the closing date of the asset sale to January 31, 2005. Furthermore, under Amendment No. 4, if the Bankruptcy Court (the "Court) hearing the Company's case under Chapter 11 of the United States Bankruptcy Code does not approve Amendment No. 4 by January 31, 2005, then the closing date will be one business day following the entry of the Court’s order approving Amendment No. 4.

Amendment No. 4 also provides that Acquisition Sub will make an additional nonrefundable payment of $300,000 to Laurus Master Funds, Ltd., a creditor of the Company. Additionally, Amendment No. 4 provides that the $130,000 outstanding under the Senior Secured Super-Priority Debtor-In-Possession Loan and Security Agreement by and between the Company and Boston Equities will be treated as a nonrefundable deposit.

The form of Amendment No. 4 is included with this filing as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1	Form of Amendment No. 4 to Asset Purchase Agreement, dated as of December 19, 2005, by and among Tectonic Network, Inc., Tectonic Solutions, Inc., Boston Equities Corporation and Tectonic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECTONIC NETWORK, INC.

Date: December 28, 2005	By: /s/ Arol R. Wolford
Arol R. Wolford

President and Chief Executive Officer